Exhibit 24

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints SCOTT T. MIKUEN and ROBERT A. JOHNSON JR., and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, for him or her in any and all capacities, to sign the Registration Statement of Harris Corporation on Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of an additional 1,500,000 shares of Harris Corporation’s common stock, par value $1.00 per share, that may be offered and sold under the Harris Corporation Retirement Plan, and any and all amendments including post-effective amendments, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorneys-in-fact or agents or their substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney in the capacities indicated as of this 9th day of December, 2013.

/S/ THOMAS A. DATTILO	/S/ STEPHEN P. KAUFMAN
Thomas A. Dattilo Chairman of the Board and Director	Stephen P. Kaufman Director

/S/ PETER W. CHIARELLI	/S/ LESLIE F. KENNE
Peter W. Chiarelli Director	Leslie F. Kenne Director

/S/ TERRY D. GROWCOCK	/S/ DAVID B. RICKARD
Terry D. Growcock Director	David B. Rickard Director

/S/ LEWIS HAY III	/S/ JAMES C. STOFFEL
Lewis Hay III Director	James C. Stoffel Director

/S/ VYOMESH I. JOSHI	/S/ GREGORY T. SWIENTON
Vyomesh I. Joshi Director	Gregory T. Swienton Director

/S/ KAREN KATEN	/S/ HANSEL E. TOOKES II
Karen Katen Director	Hansel E. Tookes II Director